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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Virginia Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission in the Fund's initial registration statement under the Securities Act of 1933 and the Fund's initial registration statement under the Investment Company Act of 1940.

                                                /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 4, 2001